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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 29, 2002, relating to the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries, which appear in the Annual Report on Form 10-K of Conseco, Inc. for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



                                         PricewaterhouseCoopers LLP




Indianapolis, Indiana
June 3, 2002